                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08715) and in the related Prospectus and in the Registration Statements on Form S-8 No. 33-86314 pertaining to the CompSavings Plan for Employees of CompUSA Inc., Form S-8 No. 33-99280 pertaining to the CompUSA, Inc. Deferred Compensation Plan, Form S-8 No. 33-99282 pertaining to the Long-Term Incentive Plan, Form S-8 No. 333-06235 pertaining to the PCs Compleat, Inc. 1991 Stock Option Plan, Form S-8 No. 333-18033 pertaining to the Long-Term Incentive Plan, Form S-8 No. 33-72718 pertaining to the Long-Term Incentive Plan, and Form S-8 No. 33-45339 pertaining to the Long-Term Incentive Plan, of our report dated August 13, 1997, with respect to the consolidated financial statements of CompUSA Inc. included in this Form 10-K for the fiscal year ended June 28, 1997.

                                                      /s/ Ernst & Young LLP
                                                      ERNST & YOUNG LLP

Dallas, Texas
September 17, 1997